UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 15, 2009

DARA BioSciences, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615-2695
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On September 16, 2009, DARA BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors in connection with a registered direct offering by the Company (the “Offering”) of 2,200,000 shares of the Company’s common stock and 1,100,000 warrants to purchase shares of common stock (and the shares of common stock issuable from time to time upon exercise of the warrants). In the Offering, the common stock and warrants (the “Warrants”) will be sold in units for $0.5525 per unit, with each unit consisting of one share of common stock and one-half of a warrant to purchase one share of common stock for each unit purchased.

The closing of the sale of units under the Purchase Agreement took place on September 18, 2009 for gross proceeds of $1,215,500.

Each Warrant will entitle the holder to purchase shares of common stock for an exercise price per share equal to $0.49, which was above the closing price of the Company’s shares of common stock on The Nasdaq Capital Market on September 15, 2009. The Warrants are immediately exercisable and expire September 18, 2014.

A copy of the Purchase Agreement is attached hereto as Exhibit 10 and is incorporated herein by reference. A copy of the form of Warrant is attached hereto as Exhibit 4 and is incorporated herein by reference.

Moody Capital Solutions, Inc. (the “Placement Agent”) acted as the Company’s placement agent for the Offering. The Placement Agent did not purchase or sell any units, nor is it required to arrange the purchase or sale of any minimum number or dollar amount of units. The Placement Agent agreed to use its best efforts to arrange for the sale of all of the units being offered in the Offering. The Placement Agent will be paid a cash fee equal to eight percent of the aggregate gross proceeds from the Offering.

The shares of common stock and Warrants in the Offering are being offered by the Company pursuant to an effective shelf registration statement on Form S-3, which was initially filed with the Securities and Exchange Commission on April 9, 2008 and declared effective on April 18, 2008 (File No. 333-150150).

The foregoing summaries of the Offering, the securities to be issued in connection therewith, the Purchase Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this report.

3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 15, 2009, the Company received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”) indicating that, for the last 30 consecutive business days, the bid price for the Company’s common stock has closed below the minimum $1.00 per share requirement for continued listing on The Nasdaq Capital Market under Marketplace Rule 5550(a)(2).

In accordance with Marketplace Rule 5550(a)(2), the Company has 180 calendar days, or until March 15, 2010, to regain compliance with the minimum $1.00 price per share requirement. To regain compliance, anytime before March 15, 2010, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. NASDAQ’s notification letter has no effect on the listing of the Company’s common stock at this time.

On March 15, 2010, if the Company meets The Nasdaq Capital Market initial listing criteria set forth in Marketplace Rule 5505, except for the minimum bid price requirement, it may be provided with an additional 180 calendar day compliance period to demonstrate compliance. If the Company is not eligible for an additional compliance period at that time, NASDAQ will provide the Company with written notification that its common stock will be delisted. Upon such notice, the Company may appeal the NASDAQ Staff’s determination to a Nasdaq Listing Qualifications Panel, pursuant to the procedures set forth in the applicable NASDAQ Marketplace Rules. There can be no assurance that, if the Company appeals the NASDAQ Staff’s determination, such appeal would be successful.

The Company is currently evaluating its alternatives to resolve this listing deficiency.

Item 8.01.	Other Events.

On September 17, 2009, the Company issued a press release with respect to the Offering. A copy of the press release is attached hereto as Exhibit 99.1 to this report.

On September 17, 2009, the Company issued a press release announcing receipt of the NASDAQ deficiency notice. A copy of the press release is attached hereto as Exhibit 99.2 to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits required to be filed as a part of this report are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BIOSCIENCES, INC.

Dated: September 18, 2009	By:	/s/ Richard A. Franco, Sr.
Richard A. Franco, Sr., R.Ph. President

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4	Form of Warrant

5	Opinion of K&L Gates LLP

10	Securities Purchase Agreement, dated September 16, 2009, by and between DARA BioSciences, Inc. and the purchasers signatory thereto

99.1	Press release issued by DARA BioSciences, Inc. on September 17, 2009

99.2	Press release issued by DARA BioSciences, Inc. on September 17, 2009